Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

BRENTWOOD, Tenn. – November 8, 2021 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the third quarter of 2021.

Financial Highlights – Third Quarter 2021

•	Total revenue of $471.2 million

•	CoreCivic Safety revenue of $431.5 million

•	CoreCivic Community revenue of $25.5 million

•	CoreCivic Properties revenue of $13.9 million

•	Diluted earnings per share of $0.25

•	Adjusted diluted EPS of $0.28

•	Normalized FFO per diluted share of $0.48

•	Adjusted EBITDA of $100.9 million

•	Issuance of $225.0 million of Unsecured Senior Notes

•	Leverage decreased to 2.7x

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “Our cash flow generation remains strong despite the ongoing global pandemic and the unique challenges presented by the current employment market. We continue to execute on our capital allocation strategy with a priority of reducing debt, and enhancing our overall capital structure. During the third quarter we sufficiently reduced debt to fall within the high end of our targeted leverage ratio, and continue to make progress in obtaining the clarity needed to move to the next phase of our capital allocation strategy. Our capital allocation strategy continues to benefit our cost of borrowing, as shown with our recent $225 million unsecured bond issuance which priced nearly 100 basis points lower than the April 2021 issuance.

Hininger continued, “Our business is very durable, and continues to generate cash flow even during these unprecedented disruptions to the economy and criminal justice system. This resiliency is due to the essential nature of our facilities and services in our Safety and Community segments, further enhanced by the stability of our Properties segment, all supported by payments from highly rated federal, state, and local government agencies.”

Third Quarter 2021 Financial Results Compared With Third Quarter 2020

Net income attributable to common stockholders in the third quarter of 2021 totaled $30.0 million, or $0.25 per diluted share, compared with net income attributable to common stockholders generated in the third quarter of 2020 of $26.7 million, or $0.22 per diluted share. Adjusted for special items, net income in the third quarter of 2021 was $33.7 million, or $0.28 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the third quarter of 2020 of $34.1 million, or $0.28 per diluted share. Special items for each period are presented in

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Third Quarter 2021 Financial Results

detail in the calculation of Adjusted Diluted EPS following the financial statements presented herein. Financial results in 2021 reflect higher income tax expense following the revocation of our election to be taxed as a real estate investment trust (REIT) effective January 1, 2021. As a REIT, we were entitled to a deduction for dividends paid, which resulted in a significantly lower income tax expense in the prior year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $95.7 million in the third quarter of 2021, compared with $87.8 million in the third quarter of 2020. Adjusted EBITDA, which excludes the special items referred to above, was $100.9 million in the third quarter of 2021, compared with $94.6 million in the third quarter of 2020. Adjusted EBITDA increased from the prior year quarter despite a $7.3 million reduction in facility EBITDA attributable to the 42 properties sold in the fourth quarter of 2020 and the five additional non-core real estate assets sold in the second quarter of 2021.

Funds From Operations (FFO) was $54.9 million, or $0.45 per diluted share, in the third quarter of 2021, compared to $53.4 million, or $0.44 per diluted share, in the third quarter of 2020. Normalized FFO, which excludes the special items referred to above, was $58.6 million, or $0.48 per diluted share, in the third quarter of 2021, compared with $62.3 million, or $0.52 per diluted share, in the third quarter of 2020. FFO and Normalized FFO were also impacted by our new corporate tax structure.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Business Updates

Notes Offering and Debt Reduction. On September 29, 2021, we completed an underwritten registered tack-on offering of $225.0 million aggregate principal amount of 8.25% senior unsecured notes due 2026 (the “Additional Notes”) at an issue price of 102.25% of their aggregate principal amount, plus accrued interest from the April 14, 2021 issue date for the $450.0 million aggregate principal amount of 8.25% senior unsecured notes due 2026 (the “Original Notes”). The Additional Notes have an effective yield to maturity of 7.65%, nearly 100 basis points below the effective yield of the Original Notes.

We have made substantial progress in reducing debt, repaying $187.5 million of debt during the third quarter of 2021, net of the change in cash. During the third quarter of 2021, we fully repaid the $112.0 million outstanding balance on our revolving credit facility, which remains undrawn. Including the repayments of mortgage notes associated with the sale of non-core assets, we have reduced our net debt balance by over $500.0 million during the nine months ended September 30, 2021. Subsequent to quarter-end, we repaid $90.0 million, or approximately 40%, of the outstanding balance on our Term Loan B using cash on hand. Using the trailing twelve months ended September 30, 2021, our leverage, or net debt to Adjusted EBITDA, was 2.7x, falling within the high end of our targeted leverage of 2.25x to 2.75x, and down from 4.0x using the trailing twelve months ended September 30, 2020.

Third Quarter 2021 Financial Results

New Lease Agreement with the State of New Mexico at the Northwest New Mexico Correctional Center. On September 21, 2021, we entered into a new three-year lease agreement with the State of New Mexico at the Company’s 596-bed Northwest New Mexico Correctional Center. We previously operated the Northwest New Mexico Correctional Center under a contract with New Mexico and transitioned facility operations to the New Mexico Corrections Department when the new lease agreement commenced on November 1, 2021. We will retain responsibility for facility maintenance throughout the term of the lease. The new lease agreement includes automatic extension options that could extend the term of the lease through October 31, 2041.

Financial Guidance

At this time we are not providing 2021 financial guidance because of uncertainties associated with COVID-19, including a resurgence caused by the Delta variant, as well as uncertainties associated with the application of the administration’s various executive actions and policies related to immigration and criminal justice. We currently expect to provide full year 2022 financial guidance in February 2022, when we expect to report our financial results for the fourth quarter and full year 2021.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2021. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the fourth quarter of 2021. Written materials used in the investor presentations will also be available on our website beginning on or about November 15, 2021. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Tuesday, November 9, 2021, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. The live broadcast can also be accessed by dialing 800-437-2398 in the U.S. and Canada, including the confirmation passcode 1667596. An online replay of the call will be archived on our website promptly following the conference call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on November 9, 2021, through 1:00 p.m. central time (2:00 p.m. eastern time) on November 17, 2021. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 1667596.

Third Quarter 2021 Financial Results

About CoreCivic

CoreCivic is a diversified government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. CoreCivic provides a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. CoreCivic is the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and believes it is the largest private owner of real estate used by government agencies in the U.S. CoreCivic has been a flexible and dependable partner for government for more than 35 years. CoreCivic’s employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy (including the United States Department of Justice, or DOJ, not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, or the Private Prison EO) (two agencies of the DOJ, the United States Federal Bureau of Prisons and the United States Marshals Service utilize our services), legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, and the impact of any changes to immigration reform and sentencing laws (our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (vi) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone

Third Quarter 2021 Financial Results

crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19; (vii) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities we operate; (viii) restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities, including those associated with a resurgence of COVID-19; (ix) whether revoking our REIT election, effective January 1, 2021, and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (x) our ability to successfully identify and consummate future development and acquisition opportunities and our ability to successfully integrate the operations of our completed acquisitions and realize projected returns resulting therefrom; (xi) our ability, following our revocation of our REIT election, to identify and initiate service opportunities that were unavailable under the REIT structure; (xii) our ability to have met and maintained qualification for taxation as a REIT for the years we elected REIT status; and (xiii) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Third Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$455,544	$113,219
Restricted cash	11,134	23,549
Accounts receivable, net of credit loss reserve of $7,338 and $6,103, respectively	228,889	267,705
Prepaid expenses and other current assets	33,875	33,243
Assets held for sale	—	279,406

Total current assets	729,442	717,122
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,631,521 and $1,559,388, respectively	2,295,570	2,350,272
Other real estate assets	220,733	228,243
Goodwill	4,844	5,902
Non-current deferred tax assets	—	11,113
Other assets	371,388	396,663

Total assets	$3,621,977	$3,709,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$353,678	$274,318
Current portion of long-term debt	33,685	39,087

Total current liabilities	387,363	313,405
Long-term debt, net	1,586,363	1,747,664
Deferred revenue	28,793	18,336
Non-current deferred tax liabilities	82,736	—
Other liabilities	197,364	216,468

Total liabilities	2,282,619	2,295,873

Commitments and contingencies
Preferred stock - $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2021, and December 31, 2020, respectively	—	—
Common stock - $0.01 par value; 300,000 shares authorized; 120,285 and 119,638 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,203	1,196
Additional paid-in capital	1,864,861	1,835,494
Accumulated deficit	(526,706)	(446,519)

Total stockholders’ equity	1,339,358	1,390,171
Non-controlling interest – operating partnership	—	23,271

Total equity	1,339,358	1,413,442

Total liabilities and equity	$3,621,977	$3,709,315

Third Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES:
Safety	$431,534	$420,032	$1,261,183	$1,281,914
Community	25,535	24,067	74,122	80,670
Properties	13,940	24,134	54,927	69,296
Other	185	33	251	128

	471,194	468,266	1,390,483	1,432,008

EXPENSES:
Operating
Safety	314,283	319,335	926,990	973,811
Community	20,427	21,095	61,551	67,745
Properties	3,381	7,411	15,323	21,271
Other	101	86	282	342

Total operating expenses	338,192	347,927	1,004,146	1,063,169
General and administrative	34,600	35,883	97,358	97,307
Depreciation and amortization	33,991	37,865	100,787	114,436
Contingent consideration for acquisition of businesses	—	620	—	620
Shareholder litigation expense	—	—	54,295	—
Asset impairments	5,177	805	9,351	13,058

	411,960	423,100	1,265,937	1,288,590
OTHER INCOME (EXPENSE):
Interest expense, net	(20,653)	(20,193)	(62,303)	(63,727)
Expenses associated with debt repayments and refinancing transactions	—	—	(52,167)	—
Gain on sale of real estate assets, net	—	2,102	38,766	4,920
Other income (expense)	49	11	(107)	713

INCOME BEFORE INCOME TAXES	38,630	27,086	48,735	85,324
Income tax expense	(8,618)	(369)	(128,668)	(3,183)

NET INCOME (LOSS)	30,012	26,717	(79,933)	82,141
Net income attributable to non-controlling interest	—	—	—	(1,181)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$30,012	$26,717	$(79,933)	$80,960

BASIC EARNINGS (LOSS) PER SHARE	$0.25	$0.22	$(0.67)	$0.68

DILUTED EARNINGS (LOSS) PER SHARE	$0.25	$0.22	$(0.67)	$0.68

Third Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$30,012	$26,717	$(79,933)	$80,960
Non-controlling interest	—	—	—	1,181

Diluted net income (loss) attributable to common stockholders	$30,012	$26,717	$(79,933)	$82,141
Special items:
Expenses associated with debt repayments and refinancing transactions	—	—	52,167	—
Expenses associated with mergers and acquisitions	—	—	—	338
Expenses associated with COVID-19	—	2,820	2,434	10,985
Expenses associated with changes in corporate tax structure	—	4,698	—	5,045
Income taxes associated with change in corporate tax structure and other special tax items	—	—	114,249	3,085
Contingent consideration for acquisition of businesses	—	620	—	620
Gain on sale of real estate assets, net	—	(2,102)	(38,766)	(4,920)
Shareholder litigation expense	—	—	54,295	—
Asset impairments	5,177	805	9,351	13,058
Income tax expense (benefit) for special items	(1,449)	532	(19,694)	532

Adjusted net income	$33,740	$34,090	$94,103	$110,884

Weighted average common shares outstanding – basic	120,285	119,632	120,161	119,533
Effect of dilutive securities:
Restricted stock-based awards	641	6	397	25
Non-controlling interest – operating partnership units	1,123	1,342	1,269	1,342

Weighted average shares and assumed conversions - diluted	122,049	120,980	121,827	120,900

Adjusted Earnings Per Diluted Share	$0.28	$0.28	$0.77	$0.92

Third Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$30,012	$26,717	$(79,933)	$82,141
Depreciation and amortization of real estate assets	24,877	28,249	73,562	84,599
Impairment of real estate assets	—	—	1,308	10,155
Gain on sale of real estate assets, net	—	(2,102)	(38,766)	(4,920)
Income tax expense for special items	—	532	9,291	532

Funds From Operations	$54,889	$53,396	$(34,538)	$172,507
Expenses associated with debt repayments and refinancing transactions	—	—	52,167	—
Expenses associated with mergers and acquisitions	—	—	—	338
Contingent consideration for acquisition of businesses	—	620	—	620
Expenses associated with COVID-19	—	2,820	2,434	10,985
Expenses associated with changes in corporate tax structure	—	4,698	—	5,045
Income taxes associated with change in corporate tax structure and other special tax items	—	—	114,249	3,085
Shareholder litigation expense	—	—	54,295	—
Goodwill and other impairments	5,177	805	8,043	2,903
Income tax benefit for special items	(1,449)	—	(28,985)	—

Normalized Funds From Operations	$58,617	$62,339	$167,665	$195,483

Funds From Operations Per Diluted Share	$0.45	$0.44	$(0.28)	$1.43

Normalized Funds From Operations Per Diluted Share	$0.48	$0.52	$1.38	$1.62

Third Quarter 2021 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$30,012	$26,717	$(79,933)	$82,141
Interest expense	23,097	22,809	69,865	71,237
Depreciation and amortization	33,991	37,865	100,787	114,436
Income tax expense	8,618	369	128,668	3,183

EBITDA	$95,718	$87,760	$219,387	$270,997
Expenses associated with debt repayments and refinancing transactions	—	—	52,167	—
Expenses associated with mergers and acquisitions	—	—	—	338
Expenses associated with COVID-19	—	2,820	2,434	10,985
Expenses associated with changes in corporate tax structure	—	4,698	—	5,045
Contingent consideration for acquisition of businesses	—	620	—	620
Gain on sale of real estate assets, net	—	(2,102)	(38,766)	(4,920)
Shareholder litigation expense	—	—	54,295	—
Asset impairments	5,177	805	9,351	13,058

Adjusted EBITDA	$100,895	$94,601	$298,868	$296,123

Third Quarter 2021 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, M&A activity, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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